Exhibit 10.39

         THIRD AMENDMENT (this "Amendment"), dated as of April 17, 1998, to the Revolving Credit Agreement (as amended and modified to the date hereof, the "Revolving Credit Agreement"), dated as of January 25, 1994, between The Talbots, Inc. (the "Borrower"), and The Dai-Ichi Kangyo Bank Limited, New York Branch (the "Bank").

                              W I T N E S S E T H:

         WHEREAS, the parties hereto are parties to the Revolving Credit Agreement and wish to amend the Revolving Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Unless otherwise indicated, capitalized terms used herein and defined in the Revolving Credit Agreement shall have the respective meanings ascribed thereto in the Revolving Credit Agreement.

                                   ARTICLE II

                                    AMENDMENT

         Section 2.01. Change in Base Interest Rate (a) Section 1 shall be amended by deleting the definition of "LIBOR Reference Bank"

                  (b) The definition of "London Interbank Offered Rate" shall be amended to read as follows:

                  "London Interbank Offered Rate" applicable to any Term for any Advance means the rate per annum determined by the Bank in its sole discretion to be the respective rate in the London interbank market at approximately 11:00 a.m. (London time) on the date two Banking Days in London prior to the first day of such Term for the offering by the Bank in the London interbank market of deposits in U.S. Dollars for a period equal to such Term in amounts comparable to the principal amount of such Advance to which such Term applies, at the time as of which the Bank makes such determination.

                  (c) Section 5 shall be amended by deleting paragraph (c) thereof.

                  (d) Section 7 shall be amended by deleting paragraph ((c) thereof.

         Section 2.02. Change in Interest Margin On and after the Amendment Date (as defined in Section 4.01), Section 5(a) of the Revolving Credit Agreement shall be amended by deleting "one-half of one percent (0.5%)" in the last sentence and replacing it with "five-eighths of one percent (0.625%)".

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.01. The Borrower represents and warrants to the Bank as follows:

                  (a) the Borrower is a company incorporated with limited liability duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to make and perform this Amendment, and to perform the Revolving Credit Agreement as amended hereby, and any of the certificates, instruments or agreements herein or therein referred to insofar as they pertain to the Borrower and has taken all necessary corporate actions to authorize the execution, delivery and performance of this Amendment and all of the aforesaid documents;

                  (b) each officer or attorney-in-fact of the Borrower who has executed and delivered this Amendment and the documents referred to in paragraph
(a) above was duly authorized to execute and deliver the same on behalf of the Borrower;

                  (c) this Amendment has been duly executed and delivered by the Borrower and this Amendment, and the Revolving Credit Agreement as amended hereby, each constitute legal, valid and binding obligations of the Borrower enforceable in accordance with its terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles);

                  (d) neither the execution nor delivery of this Amendment, nor the transactions herein contemplated, nor compliance with the terms, conditions and stipulations hereof, nor performance or observance of the terms and conditions of the Revolving Credit Agreement as amended hereby, will:

                           (i) contravene any provision of any law, statute, decree, rule or regulation to which the Borrower is subject, or any judgment, decree, franchise, order or permit applicable to either of them; or

                           (ii) conflict, or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the property or assets of the Borrower, pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument, to which the Borrower is a party or subject, or by which the Borrower or its assets may be bound; or

                           (iii) cause any limit or restriction on the borrowings or chargings of the Borrower, or any other limitation or restriction on the Borrower (whether imposed by statute, regulation, agreement, or otherwise) to be exceeded or contravened; or

                           (iv) violate any provision of the Certificate of Incorporation or By-laws of the Borrower;

                  (e) the Borrower has received or obtained every authorization, consent and approval of, or exemption by, any governmental or public body or authority required to authorize, or required in connection with, the execution, delivery and performance of this Amendment or the taking of any action hereby contemplated, or the performance of the Revolving Credit Agreement as amended hereby, and every such authorization, consent and approval, or execution is in full force and effect;

                  (f) it is not necessary under the laws of Japan, the United States of America or any political sub-division or authority thereof or therein in order to ensure the validity, effectiveness and enforceability of this Agreement, and the Revolving Credit Agreement as amended hereby, as against all persons and to make the same enforceable and admissible in evidence in the courts of competent jurisdiction in Japan, the United States of America or any political sub-division or authority thereof or therein, that this Agreement or any other instrument relating thereto be filed, registered or recorded in any public office or elsewhere in any manner.

                                   ARTICLE IV

                                  MISCELLANEOUS

         SECTION 4.01. Amendment Date. This Amendment shall become effective as of the date first written above (the "Amendment Date").

         SECTION 4.02. References. commencing on the Amendment Date each reference to the Revolving Credit Agreement contained in the Revolving Credit Agreement and in any related documents shall be deemed to refer to the Revolving Credit Agreement as amended hereby.

         SECTION 4.03. Effectiveness of Revolving Credit Agreement. Except as expressly amended hereby, the Revolving Credit Agreement shall remain unmodified and in full force and effect.

         SECTION 4.04. Expenses. The Borrower agrees to pay on demand all out-of-pocket costs and expenses incurred by the Bank in connection with the administration, modification and amendment of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities under this Amendment, and all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment.

         SECTION 4.05. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 4.06. Governing Law; Jurisdiction; severability. (a) This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                  (b) The Borrower hereby irrevocably agrees that any legal action or proceedings arising out of or relating to this Amendment may be brought against the Borrower in any New York State or Federal court located in the Borough of Manhattan in New York City. The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue in any such court of any such proceedings and hereby irrevocably submits to the non-exclusive jurisdiction of each such court in any such proceedings. The Borrower hereby irrevocably designates, appoints and empowers, in connection with proceedings in any New York State or Federal court located in the Borough of Manhattan in New York City, CT Corporation System of which address at the date hereof is 1633 Broadway, New York, New York 10019 or such other address in New York City as the Borrower may hereafter notify the Bank in writing, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such proceedings in any such court. Nothing herein shall affect the right of the Bank to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction or to serve process in any other manner permitted by law.

                  (c) In case one or more of the provisions contained in this Amendment shall be deemed to be invalid, illegal or unenforceable in any respect under any applicable law, the other provisions contained herein shall not in any way be affected or impaired thereby.

         SECTION 4.07. Titles and Headings. The titles and headings of section of this Amendment are intended for convenience only and shall not in any way affect the meaning or construction of any provisions of this Amendment.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                               THE TALBOTS, INC.



                               By:---------------------------------------------
                               Name:    Edward L. Larsen
                               Title:   Sr. Vice President, Finance & CFO


                               THE DAI-ICHI KANGYO BANK, LIMITED
                               NEW YORK BRANCH



                               By:---------------------------------------------
                               Name:    Hironobu Shiraishi
                               Title:   Vice President & Department Head